As filed with the Securities and Exchange Commission on March 17, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GigOptix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-2439072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

GigOptix, Inc. 2008 Equity Incentive Plan
(Full title of the Plan)

Dr. Avi S. Katz
President and Chief Executive Officer
130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman
Crowell & Moring LLP
275 Battery Street, 23rd Flr.
San Francisco, CA, 94111
(415) 365-7442

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, or “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share, including related rights to purchase Series A junior participating preferred stock, the 2015 share increase (3)(4)	1,655,604	$1.265	$2,094,339.06	$243.36

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers, in addition to the number of shares of the common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) shown in the table, an indeterminate number of shares of the Registrant’s Common Stock which, by reason of certain events specified in the plan identified on the cover page (the “Plan”), may become subject to issuance pursuant to the Plan.
(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of Common Stock on the NYSE MKT on March 11, 2015.
(3)	Represents shares of Common Stock in connection with an annual increase under the Plan for the fiscal year beginning in 2015.
(4)	Each share of the Registrant’s Common Stock being registered hereunder, if issued prior to the termination by the Registrant of its Amended and Restated Rights Agreement, dated as of December 16, 2014, between the Registrant and the rights agent named therein, includes Series A Junior Preferred Stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and have no value except as reflected in the market price of the shares to which they are attached.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,655,604 shares of common stock, par value $0.001 per share (the “Common Stock”), of GigOptix, Inc., a Delaware corporation (the “Company”), issuable pursuant to the GigOptix, Inc. 2008 Equity Incentive Plan (the “Plan”). Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 File No. 333-157291, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2009, the contents of which are hereby incorporated by reference. Additional shares of the Plan were registered pursuant to that Registration Statement File No. 333-164742, filed with the SEC on February 5, 2010, that Registration Statement File No. 333-171947, filed with the SEC on January 28, 2011, that Registration Statement File No. 333-179070, filed with the SEC on January 18, 2012, that Registration Statement File No. 333-187506, filed with the SEC on March 25, 2013, and that Registration Statement No. 333-194658, filed with the SEC on March 18, 2014, the contents of which are hereby incorporated by reference. The terms of the Plan provide for an annual increase in the number of shares of Common Stock authorized under the Plan, effective as of the first day of the Company’s fiscal year beginning in 2009 and each subsequent fiscal year thereafter, pursuant to the terms and conditions underlined in the Plan (the “Evergreen Provision”). Under the Evergreen Provision, 1,655,604 shares of Common Stock were added to the Plan, effective January 1, 2015.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this registration statement:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 17, 2015.

(b)	Our Current Report on Form 8-K filed with the SEC on March 10, 2015.

(c)	The description of the terms, rights and provisions applicable to the Common Stock of GigOptix, Inc. contained in GigOptix Inc.’s Registration Statement No. 001-35520 on Form 8-A, filed with the SEC on April 23, 2012.

(d)	The description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigOptix Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Registrant files the exhibits identified below.

Exhibit Number	Description

4.1
Form of Amended and Restated Certificate of Incorporation of the Registrant. Filed as Appendix B to the Registrant’s Proxy Statement on Schedule 14-A filed on September 29, 2011 (File No. 333-153362) and incorporated herein by reference.

4.2
Form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. Filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14-A filed on October 3, 2014 (File No. 001-35520) and incorporated herein by reference.

4.3	Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2013 (File No. 001-35520) and incorporated herein by reference.

4.4
Form of Certificate representing the Common Stock, par value $0.001 per share, of the Registrant. Filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to the Registration Statement on Form S-4 filed on October 24, 2008 (File No. 333-153362) and incorporated herein by reference.

4.5
GigOptix, Inc. Amended and Restated 2008 Equity Incentive Plan. Filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14-A filed on September 29, 2011 (File No. 333-153362) and incorporated herein by reference.

4.6
Rights Agreement, dated as of December 16, 2011, between GigOptix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including the Summary of Rights as Exhibit A, the Form of Rights Certificate as Exhibit B and the Certificate of Designation of Series A Junior Preferred Stock as Exhibit C. Filed previously with the Registrant’s Registration Statement on Form 8-A filed on December 22, 2011, SEC File No. 000-54572 and incorporated herein by reference.

4.7
Amended and Restated Rights Agreement, dated as of December 16, 2014, by and between GigOptix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A filed on December 19, 2014, SEC File No. 000-54572 and incorporated herein by reference.

5.1*	Opinion of Crowell & Moring LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.2*	Consent of Crowell & Moring LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 17th day of March, 2015.

GIGOPTIX, INC.

By:	/S/ DR. AVI S. KATZ
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dr. Avi S. Katz and Darren Ma as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of March 17, 2015 by the following persons in the capacities indicated.

NAME	TITLE	DATE

/S/ DR. AVI S. KATZ	Chief Executive Officer and Chairman of the Board	March 17, 2015
Dr. Avi S. Katz	(Principal Executive Officer)

/S/ DARREN MA	Vice President and Chief Financial Officer	March 17, 2015
Darren Ma	(Principal Financial Officer and Principal Accounting Officer)

/S/ JOSEPH J. LAZZARA	Director	March 17, 2015
Joseph J. Lazzara

/S/ JOHN J. MIKULSKY	Director	March 17, 2015
John J. Mikulsky

/S/ NEIL J. MIOTTO	Director	March 17, 2015
Neil J. Miotto

/S/ FRANK W. SCHNEIDER	Director	March 17, 2015
Frank Schneider

/S/ KIMBERLY D.C. TRAPP	Director	March 17, 2015
Kimberly D.C. Trapp